================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                          ---------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 1, 1997


                          ---------------------------



                      CAPSTAR BROADCASTING PARTNERS, INC.
             (Exact name of Registrant as specified in its charter)



         DELAWARE                      333-25683               75-2672663
     (State or other            (Commission File Number)    (I.R.S. Employer
jurisdiction of incorporation)                            Identification Number)

    600 CONGRESS AVENUE
         SUITE 1400                                             78701
       AUSTIN, TEXAS                                          (Zip code)
   (Address of principal
     executive offices)


       Registrant's telephone number, including area code: (512) 404-6840

                                 NOT APPLICABLE
                 (former address if changed since last report)

================================================================================

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On May 1, 1997, Capstar Broadcasting Partners, Inc. (the "Company"), through its indirectly wholly-owned subsidiary Southern Star Communications, Inc. (formerly named Osborn Communications Corporation ("Osborn")), completed the acquisition of all of the outstanding capital stock of Dixie Broadcasting, Inc. ("Dixie") and Radio WBHP, Inc. ("Radio WBHP"), each an Alabama corporation, for an aggregate purchase price (the "Purchase Price") of approximately $24.5 million comprised of (i) $22.0 million paid in cash and
(ii) two three-year consulting agreements valued at $2.5 million, pursuant to the Stock Purchase Agreement dated as of November 20, 1996, by and among Osborn and J. Mack Bramlett ("Mr. Bramlett"), Wilton H. Pollard, Jr. ("Mr. Pollard"), and Mr. Pollard and Frank K. Noojin, Jr., as Trustees of Trust "B" under the Will of Wilton H. Pollard, Sr., deceased (the holders of the outstanding capital stock of Dixie and Radio WBHP).

         Dixie and Radio WBHP are the sole members of Mountain Lakes Broadcasting, L.L.C., an Alabama limited liability company ("Mountain Lakes"), which is the licensee of radio stations WBHP-AM, WHOS-AM and WDRM-FM (collectively, the "Stations") in the Huntsville, Alabama market. The assets of Mountain Lakes consist of, among other things, broadcasting licenses granted by the Federal Communications Commission, transmitting antennae, transmitters and other broadcasting and technical equipment, technical information and data and certain real property. The Company currently intends to continue the broadcasting operations of Mountain Lakes and to utilize the assets of Mountain Lakes in such operations.

         The Purchase Price was determined through arm's length negotiations between Osborn and the shareholders of Dixie and Radio WBHP. The Company funded the Purchase Price from borrowings under the senior secured credit facility of Commodore Media, Inc., the Company's wholly-owned subsidiary, made available by Bankers Trust Company, as administrative agent, and other institutions party thereto, which provides for loans of up to $50 million in the form of a revolving credit facility.

         Concurrently with completion of the acquisition, Osborn entered into two three-year consulting agreements with two companies (each a "Consultant") owned by Mr. Bramlett and Mr. Pollard, respectively, pursuant to which each Consultant will provide consulting services to Osborn in regard to Osborn's broadcasting operations in Alabama. In addition to consulting fees of $2.5 million in the aggregate payable to the Consultants during the term of the consulting agreements, each Consultant will become entitled to receive an additional $750,000 payment if the broadcast cash flow of the Stations equals or exceeds targeted broadcast cash flow for the Stations.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

         It is impracticable to provide the required financial statements for Dixie and Radio WBHP at the time of this Report. The required financial statements will be filed as an amendment to this Report as soon as practicable, but no later than 60 days after the date this Report is required to be filed.

(b)      PRO FORMA FINANCIAL INFORMATION.

         It is impracticable to provide the required pro forma financial information for Dixie and Radio WBHP at the time of this Report. The required pro forma financial information will be filed as an amendment to this Report as soon as practicable, but no later than 60 days after the date this Report is required to be filed.

(c)      EXHIBITS.

         10.1 Stock Purchase Agreement, dated as of November 20, 1996, by and among Osborn, and the holders listed therein of all of the issued and outstanding capital stock of Dixie and Radio WBHP. Incorporated herein by reference to Commodore Media, Inc.'s Current Report on Form 8-K dated May 1, 1997,
                  File No. 33-92732.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         CAPSTAR BROADCASTING PARTNERS, INC.
                                         (Registrant)



                                         By: /s/ William S. Banowsky, Jr.
                                            ------------------------------------
                                         Name: William S. Banowsky, Jr.
                                         Title: Executive Vice President

Date:    May 15, 1997

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            EXHIBIT TITLE                            PAGE
-------                           -------------                            ----
10.1           Stock Purchase Agreement, dated as of November 20,
               1996, by and among Osborn, and the holders listed
               therein of all of the issued and outstanding capital
               stock of Dixie Broadcasting, Inc., an Alabama
               corporation, and Radio WBHP, Inc., an Alabama
               corporation. Incorporated herein by reference to Commodore
               Media, Inc.'s Current Report on Form 8-K dated May 1, 1997,
               File No. 33-92732.